UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2011
TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number:     001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600
Oak Brook, IL	60523

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On February 10, 2011, TreeHouse entered into a consulting agreement (the “Consulting Agreement”) with Mr. David B. Vermylen, effective upon his previously announced transition from his current position of President and Chief Operating Officer to a consulting role on July 1, 2011. Under the Consulting Agreement, Mr. Vermylen will provide transition, consulting and other related services to TreeHouse and will receive annual compensation of $300,000 and continued vesting of his long-term incentive awards. He will remain subject to non-competition and non-solicitation covenants during the consulting period and for two years thereafter. As of July 1, 2011, he will also be eligible to participate in the non-employee director compensation program while he continues to serve as a director of TreeHouse. The foregoing summary is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

Exhibit	Exhibit
Number	Description
10.1	Consulting Agreement, dated February 10, 2011, between TreeHouse and David B. Vermylen

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.
Date: February 11, 2011	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description
10.1	Consulting Agreement, dated February 10, 2011, between TreeHouse and David B. Vermylen